Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2025 Third Quarter Results
SALT LAKE CITY, October 29, 2025 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a constituent of the S&P 500 index, announced operating results for the three and nine months ended September 30, 2025.
Highlights for the three months ended September 30, 2025:

•Achieved net income attributable to common stockholders of $0.78 per diluted share, representing a (14.3%) decrease compared to the same period in the prior year, including a loss of $105.1 million related to assets held for sale and sold.
•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $2.01 per diluted share. FFO, excluding adjustments (“Core FFO”), was $2.08 per diluted share, representing a 0.5% increase compared to the same period in the prior year.
•Same-store revenue decreased by (0.2)% and same-store net operating income (“NOI”) decreased by (2.5)% compared to the same period in the prior year.
•Reported ending same-store occupancy of 93.7% as of September 30, 2025, compared to 93.6% as of September 30, 2024.
•Acquired one operating store for a total cost of $12.8 million.
•In conjunction with joint venture partners, acquired one operating store for a total cost of approximately $14.2 million, of which the Company invested $1.4 million.
•Originated $122.7 million in mortgage and mezzanine bridge loans and sold $71.1 million in mortgage bridge loans.
•Added 95 stores (62 stores net) to the Company's third-party management platform. As of September 30, 2025, the Company managed 1,811 stores for third parties and 411 stores in unconsolidated joint ventures, for a total of 2,222 managed stores.
•Paid a quarterly dividend of $1.62 per share.
Highlights for the nine months ended September 30, 2025:

•Achieved net income attributable to common stockholders of $3.23 per diluted share, representing a 15.8% increase compared to the same period in the prior year, including a net loss of $70.2 million related to assets held for sale and sold.

•Achieved FFO of $5.91 per diluted share, and Core FFO of $6.13 per diluted share, representing a 0.7% increase compared to the same period in the prior year.

•Same-store revenue was flat and same-store NOI decreased by (2.3)% compared to the same period in the prior year.

•Acquired 14 operating stores for a total cost of $178.7 million.
•Acquired the interest of our joint venture partners in two separate partnerships for $326.4 million. The Company now wholly owns the 27 properties previously owned by these entities. Acquired six additional properties by exchanging ownership interest in 17 properties from an existing joint venture.
•In conjunction with joint venture partners, acquired three operating stores, completed the development of two stores, acquired one store at completion of construction (“Certificate of Occupancy store” or “C of O store”) for a total cost of approximately $76.7 million, of which the Company invested $42.8 million.
•Originated $329.0 million in mortgage and mezzanine bridge loans and sold $105.8 million in mortgage bridge loans.
•Added 301 stores (236 stores net) to the Company's third-party management platform.

Joe Margolis, CEO of the Company, stated: “We delivered solid third quarter results, while navigating a challenging operational landscape, allowing us to increase our annual Core FFO guidance. Although same-store revenue remained relatively flat, we are encouraged by the gradual improvement in market fundamentals. This improvement has resulted in accelerating new customer rate growth. Our external growth initiatives remained active during the quarter, highlighted by significant additions to our third-party management platform, substantial bridge loan originations, and strategic property acquisitions.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three and nine months ended September 30, 2025 and 2024. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2025		2024		2025		2024
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$165,998	$0.78	$193,210	$0.91	$686,604	$3.23	$592,194	$2.79
Impact of the difference in weighted average number of shares – diluted[2]		(0.02)		(0.04)		(0.15)		(0.12)
Adjustments:
Real estate depreciation	164,834	0.74	154,573	0.69	488,711	2.20	462,162	2.07
Amortization of intangibles	3,037	0.01	28,160	0.13	17,341	0.08	85,581	0.39
Loss on real estate assets held for sale and sold, net	105,128	0.47	8,961	0.04	70,231	0.32	63,620	0.29
Unconsolidated joint venture real estate depreciation and amortization	7,466	0.03	7,922	0.04	23,896	0.11	23,771	0.11
Unconsolidated joint venture gain on sale of real estate assets and sale of a joint venture interest	(9,354)	(0.04)	(13,730)	(0.06)	(9,354)	(0.04)	(13,730)	(0.06)
Income allocated to Operating Partnership and other noncontrolling interests	8,035	0.04	9,735	0.04	35,070	0.16	30,237	0.14
FFO	$445,144	$2.01	$388,831	$1.75	$1,312,499	$5.91	$1,243,835	$5.61

Adjustments:
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	12,086	0.05	11,005	0.06	35,169	0.16	32,563	0.15
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	3,918	0.02	6,320	0.03	12,366	0.06	21,198	0.10
Impairment of Life Storage trade name	—	—	51,763	0.23	—	—	51,763	0.23
CORE FFO	$461,148	$2.08	$457,919	$2.07	$1,360,034	$6.13	$1,349,359	$6.09

Weighted average number of shares – diluted[3]	221,968,328		221,684,684		221,945,990		221,750,047

(1)Per share amounts may not recalculate due to rounding.

(2)The adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three and nine months ended September 30, 2025 and 2024 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended September 30,		Percent	For the Nine Months Ended September 30,		Percent
	2025	2024	Change	2025	2024	Change
Same-store property revenues[2]
Net rental income	$647,739	$647,886	0.0%	$1,924,023	$1,918,385	0.3%
Other income	26,243	27,465	(4.4)%	75,338	80,379	(6.3)%
Total same-store revenues	$673,982	$675,351	(0.2)%	$1,999,361	$1,998,764	0.0%

Same-store operating expenses[2]
Payroll and benefits	$41,921	$38,859	7.9%	$123,134	$119,989	2.6%
Marketing	17,818	13,967	27.6%	48,904	46,841	4.4%
Office expense[3]	20,251	20,158	0.5%	61,110	61,284	(0.3)%
Property operating expense[4]	18,893	18,387	2.8%	54,234	52,867	2.6%
Repairs and maintenance	13,759	12,642	8.8%	42,002	39,650	5.9%
Property taxes	75,364	74,210	1.6%	226,715	203,060	11.6%
Insurance	8,731	7,741	12.8%	24,463	23,255	5.2%
Total same-store operating expenses	$196,737	$185,964	5.8%	$580,562	$546,946	6.1%

Same-store net operating income[2]	$477,245	$489,387	(2.5)%	$1,418,799	$1,451,818	(2.3)%

Same-store square foot occupancy as of quarter end	93.7%	93.6%		93.7%	93.6%

Average same-store square foot occupancy	94.1%	93.8%		93.9%	93.2%

Properties included in same-store[5]	1,829	1,829		1,829	1,829

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”
(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.
(3)Includes general office expenses, computer, bank fees, and credit card merchant fees.
(4)Includes utilities and miscellaneous other store expenses.
(5)On January 1, 2025, the Company updated the property count of the same-store pool from 1,071 to 1,829 stores.

Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three and nine months ended September 30, 2025 and 2024 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands).

	Closed/Completed through September 30, 2025		Closed/Completed Subsequent to September 30, 2025		Scheduled to Still Close/Complete in 2025		Total 2025		To Close/Complete in 2026
Wholly-Owned Investment[1]	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores[2]	14	$178,733	11	$118,250	14	$143,528	39	$440,511	—	$—
C of O and Development Stores[1]	—	—	—	—	—	—	—	—	—	—
Buyout of JV Partners' Interest in Operating Stores	27	326,400	—	—	—	—	27	326,400	—	—
EXR Investment in Wholly-Owned Stores	41	505,133	11	118,250	14	143,528	66	766,911	—	—

Joint Venture Investment[1]
EXR Investment in JV Acquisition of Operating Stores	3	13,805	2	2,455	4	7,326	9	23,586	—	—
EXR Investment in JV Development and C of O	3	29,031	—	—	1	14,378	4	43,409	3	48,564
EXR Investment in Joint Ventures	6	42,836	2	2,455	5	21,704	13	66,995	3	48,564
Total EXR Investment	47	$547,969	13	$120,705	19	$165,232	79	$833,906	3	$48,564
(1)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
(2)Includes the buyout of a partner's interest in one existing consolidated joint venture in the nine months ended September 30, 2025.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.
Property Sales:
During the three months ended September 30, 2025, the Company sold two operating properties into a joint venture and marketed an additional 25 properties for sale. The properties held for sale were adjusted to fair value less selling costs. The properties held for sale and sold resulted in a net loss of $105.1 million.
In July 2025, the Company sold its interest in a joint venture, which held six properties, resulting in a net gain of $9.4 million.
Bridge Loans:
During the three months ended September 30, 2025, the Company originated $122.7 million in bridge loans and sold six bridge loans for $71.1 million. Outstanding balances of the Company's bridge loans were approximately $1.5 billion at the end of the quarter. The Company has an additional $48.4 million in bridge loans that have closed subsequent to quarter end or are under agreement to close in 2025 and 2026. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
Property Management:
As of September 30, 2025, the Company managed 1,811 stores for third-party owners and 411 stores owned in unconsolidated joint ventures, for a total of 2,222 stores under management. The Company is the largest self-storage management company in the United States.
Balance Sheet:
During the three months ended September 30, 2025, the Company did not issue any shares on its ATM program, and as of September 30, 2025, the Company had $800.0 million available for issuance. Likewise, the Company did not repurchase any shares of common stock using its stock repurchase program during the quarter, and as of September 30, 2025, the Company had authorization to purchase up to $491.4 million under the program.
In August 2025, the Company completed a public bond offering issuing $800.0 million aggregate principal amount of 4.95% unsecured senior notes due 2033. The Company also amended and restated its credit facility, increasing revolving line of credit capacity to $3.0 billion (from $2.0 billion) and extending the maturity of the revolving commitment to August 2029. In connection with the amendment, the Company paid off two term loans within the credit facility totaling $655.0 million and increased other term loans within the credit facility by a total of $200.0 million, resulting in total term debt of $1.5 billion in the credit facility. The amendment also resulted in a reduction of 10 basis points in the term loan and revolving line of credit interest rate spreads. Full details related to the Company's debt schedule are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
As of September 30, 2025, the Company's commercial paper program had total capacity of $1.0 billion, with $540.0 million in outstanding issuances.
As of September 30, 2025, the Company’s percentage of fixed-rate debt to total debt was 83.8%. Net of the impact of variable rate receivables, the effective fixed-rate debt to total debt was 95.1%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 4.2% and 5.2%, respectively. The combined weighted average interest rate was 4.4% with a weighted average maturity of approximately 4.6 years.
Dividends:
On September 30, 2025, the Company paid a third quarter common stock dividend of $1.62 per share to stockholders of record at the close of business on September 15, 2025.

Outlook:
The following table outlines the Company's current and prior quarter Core FFO estimates and assumptions for the year ending December 31, 20251.

	Ranges for 2025 Annual Assumptions		Ranges for 2025 Annual Assumptions		Notes
	(October 29, 2025)		(July 30, 2025)
	Low	High	Low	High
Core FFO	$8.12	$8.20	$8.05	$8.25
Dilution per share from C of O and value add acquisitions	$0.20	$0.20	$0.20	$0.20
Same-store revenue growth	(0.25)%	0.25%	(0.50)%	1.00%	Same-store pool of 1,829 stores
Same-store expense growth	4.50%	5.00%	4.00%	5.00%	Same-store pool of 1,829 stores
Same-store NOI growth	(2.25)%	(1.25)%	(2.75)%	0.00%	Same-store pool of 1,829 stores

Weighted average one-month SOFR	4.21%	4.21%	4.25%	4.25%

Net tenant reinsurance income	$281,000,000	$283,000,000	$277,000,000	$280,000,000
Management fees and other income	$127,000,000	$128,000,000	$125,500,000	$126,500,000
Interest income	$162,000,000	$163,000,000	$159,500,000	$161,000,000	Includes interest from bridge loans and dividends from NexPoint preferred investment
General and administrative expenses	$184,000,000	$185,000,000	$186,000,000	$188,000,000	Includes non-cash compensation
Average monthly cash balance	$100,000,000	$100,000,000	$75,000,000	$75,000,000
Equity in earnings of real estate ventures	$68,000,000	$69,000,000	$70,500,000	$71,500,000	Includes the impact of the disposition of JV assets
Interest expense	$583,000,000	$585,000,000	$582,000,000	$586,000,000	Excludes non-cash interest expense shown below.
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	$46,000,000	$47,000,000	$46,000,000	$47,000,000	Amortization of debt mark-to-market; excluded from Core FFO
Income Tax Expense	$42,000,000	$43,000,000	$41,000,000	$42,000,000	Taxes associated with the Company's taxable REIT subsidiary
Acquisitions	$900,000,000	$900,000,000	$600,000,000	$600,000,000	Includes wholly-owned acquisitions and the Company's investment in joint ventures
Bridge loans outstanding	$1,450,000,000	$1,450,000,000	$1,475,000,000	$1,475,000,000	Represents the Company's average retained loan balances for the year
Weighted average share count	222,200,000	222,200,000	222,200,000	222,200,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."
FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials” navigation menu click on “Quarterly Results.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.
Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Thursday, October 30, 2025, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN:
https://pinconnect.conferenceconsole.com/PINConf?110eb349-2eed-4af8-a040-6fd113eaf595
A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on October 30, 2025.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, the impact of broader economic trends on the storage industry, our plans or intentions relating to acquisitions and developments, and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:
•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•potential liability for uninsured losses and environmental contamination;
•our ability to recover losses under our insurance policies;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•the effect of competition from new and existing stores or other storage alternatives, including increased or unanticipated competition for our properties, which could cause rents and occupancy rates to decline;
•failure to close pending acquisitions and developments on expected terms, or at all;
•risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change and other factors;
•reductions in asset valuations and related impairment charges;
•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;
•impacts from any outbreak of highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results;
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan;

•our lack of sole decision-making authority with respect to our joint venture investments;
•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•availability of financing and capital, the levels of debt that we maintain and our credit ratings;
•changes in global financial markets and increases in interest rates;
•the effect of recent or future changes to U.S. tax laws; and
•the failure to maintain our REIT status for U.S. federal income tax purposes.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and transaction costs. It also includes certain costs associated with the Life Storage Merger including non-cash interest related to the amortization of discount on unsecured senior notes and amortization of other intangibles, net of tax benefit. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 1,829 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.
About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of September 30, 2025, the Company owned and/or operated 4,238 self-storage stores in 43 states and Washington, D.C. The Company’s stores comprise approximately 2.9 million units and approximately 326.9 million square feet of rentable space operating under the Extra Space brand. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. It is the largest operator of self-storage properties in the United States.

###
For Information:
Jared Conley
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets:
Real estate assets, net	$24,926,700	$24,587,627
Real estate assets - operating lease right-of-use assets	732,103	689,803
Investments in unconsolidated real estate entities	1,063,969	1,332,338
Investments in debt securities and notes receivable	1,851,094	1,550,950
Cash and cash equivalents	111,931	138,222
Other assets, net	547,172	548,986
Total assets	$29,232,969	$28,847,926
Liabilities, Noncontrolling Interests and Equity:
Secured notes payable, net	$1,042,178	$1,010,541
Unsecured term loans, net	1,494,914	2,192,507
Unsecured senior notes, net	9,423,613	7,756,968
Revolving lines of credit and commercial paper	942,000	1,362,000
Operating lease liabilities	757,807	705,845
Cash distributions in unconsolidated real estate ventures	77,705	75,319
Accounts payable and accrued expenses	472,831	346,519
Other liabilities	525,509	538,865
Total liabilities	14,736,557	13,988,564
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 212,247,389 and 211,995,510 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	2,123	2,120
Additional paid-in capital	14,867,437	14,831,946
Accumulated other comprehensive income	1,338	12,806
Accumulated deficit	(1,253,277)	(899,337)
Total Extra Space Storage Inc. stockholders' equity	13,617,621	13,947,535
Noncontrolling interest represented by Preferred Operating Partnership units	53,827	76,092
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	824,964	835,735
Total noncontrolling interests and equity	14,496,412	14,859,362
Total liabilities, noncontrolling interests and equity	$29,232,969	$28,847,926

Consolidated Statement of Operations for the Three and Nine Months Ended September 30, 2025 and 2024
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Property rental	$735,581	$710,874	$2,160,965	$2,096,018
Tenant reinsurance	90,341	84,048	263,625	249,100
Management fees and other income	32,538	29,882	95,485	89,888
Total revenues	858,460	824,804	2,520,075	2,435,006
Expenses:
Property operations	235,486	209,035	686,689	610,455
Tenant reinsurance	17,781	17,510	51,842	55,646
General and administrative	43,479	39,750	134,405	123,373
Depreciation and amortization	177,466	195,046	535,088	586,821
Total expenses	474,212	461,341	1,408,024	1,376,295
Loss on real estate assets held for sale and sold, net	(105,128)	(8,961)	(70,231)	(63,620)
Impairment of Life Storage trade name	—	(51,763)	—	(51,763)
Income from operations	279,120	302,739	1,041,820	943,328
Interest expense	(149,650)	(142,855)	(438,177)	(412,875)
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	(12,086)	(11,005)	(35,169)	(32,563)
Interest income	43,588	34,947	124,553	89,746
Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	160,972	183,826	693,027	587,636
Equity in earnings and dividend income from unconsolidated real estate entities	15,669	16,246	51,884	48,508
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and sale of a joint venture interest	9,354	13,730	9,354	13,730
Income tax expense	(11,962)	(10,857)	(32,591)	(27,443)
Net income	174,033	202,945	721,674	622,431
Net income allocated to Preferred Operating Partnership noncontrolling interests	(724)	(1,932)	(2,171)	(6,073)
Net income allocated to Operating Partnership and other noncontrolling interests	(7,311)	(7,803)	(32,899)	(24,164)
Net income attributable to common stockholders	$165,998	$193,210	$686,604	$592,194
Earnings per common share
Basic	$0.78	$0.91	$3.23	$2.79
Diluted	$0.78	$0.91	$3.23	$2.79
Weighted average number of shares
Basic	211,963,870	211,698,436	211,918,589	211,522,578
Diluted	221,304,958	220,298,870	211,918,589	220,177,692
Cash dividends paid per common share	$1.62	$1.62	$4.86	$4.86

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three and Nine Months Ended
September 30, 2025 and 2024 (In thousands) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income	$174,033	$202,945	$721,674	$622,431
Adjusted to exclude:
Loss on real estate assets held for sale and sold, net	105,128	8,961	70,231	63,620
Equity in earnings and dividend income from unconsolidated real estate entities	(15,669)	(16,246)	(51,884)	(48,508)
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and sale of a joint venture interest	(9,354)	(13,730)	(9,354)	(13,730)
Interest expense	149,650	142,855	438,177	412,875
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	12,086	11,005	35,169	32,563
Depreciation and amortization	177,466	195,046	535,088	586,821
Impairment of Life Storage trade name	—	51,763	—	51,763
Income tax expense	11,962	10,857	32,591	27,443
General and administrative	43,479	39,750	134,405	123,373
Management fees, other income and interest income	(76,126)	(64,829)	(220,038)	(179,634)
Net tenant insurance	(72,560)	(66,538)	(211,783)	(193,454)
Non same-store rental revenue	(61,599)	(35,523)	(161,604)	(97,254)
Non same-store operating expense	38,749	23,071	106,127	63,509
Total same-store net operating income	$477,245	$489,387	$1,418,799	$1,451,818

Same-store rental revenues	673,982	675,351	1,999,361	1,998,764
Same-store operating expenses	196,737	185,964	580,562	546,946
Same-store net operating income	$477,245	$489,387	$1,418,799	$1,451,818

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2025 - Unaudited

	For the Year Ending December 31, 2025
	Low End	High End
Net income attributable to common stockholders per diluted share	$4.16	$4.24
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.22	0.22
Net income attributable to common stockholders for diluted computations	4.38	4.46

Adjustments:
Real estate depreciation	2.95	2.95
Amortization of intangibles	0.09	0.09
Unconsolidated joint venture real estate depreciation and amortization	0.14	0.14
Unconsolidated joint venture gain on sale of real estate assets and sale of a joint venture interest	(0.04)	(0.04)
(Gain) loss on real estate assets held for sale and sold, net	0.32	0.32
Funds from operations attributable to common stockholders	7.84	7.92

Adjustments:
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	0.21	0.21
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	0.07	0.07
Core funds from operations attributable to common stockholders	$8.12	$8.20

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income — for the Year Ending December 31, 2025 (In thousands) - Unaudited

	For the Year Ending December 31, 2025
	Low	High

Net Income	$1,037,636	$1,064,636
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(68,000)	(69,000)
Interest expense	585,000	583,000
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	47,000	46,000
Depreciation and amortization	713,600	713,600
Income tax expense	43,000	42,000
General and administrative	185,000	184,000
Management fees and other income	(127,000)	(128,000)
Interest income	(162,000)	(163,000)
Net tenant reinsurance income	(281,000)	(283,000)
Non same-store rental revenues	(232,667)	(232,667)
Non same-store operating expenses	146,431	146,431
Total same-store net operating income[1]	$1,887,000	$1,904,000

Same-store rental revenues[1]	2,659,000	2,672,000
Same-store operating expenses[1]	772,000	768,000
Total same-store net operating income[1]	$1,887,000	$1,904,000

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2025 same-store pool of 1,829 stores.